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                                                                   Exhibit 99.18
                               VOYAGER.NET, INC.
                                     PROXY
             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                       , 2000 AT
                               LOCAL TIME AT THE
                   SECOND FLOOR CONFERENCE CENTER OF GOODWIN,
                         PROCTOR & HOAR LLP, LOCATED AT
                        EXCHANGE PLACE, 53 STATE STREET,
                          BOSTON, MASSACHUSETTS 02109.

    The undersigned hereby appoints Christopher P. Torto and James Militello, and each of them, with full power of substitution, proxies to represent the undersigned at the special meeting of stockholders of Voyager.net, Inc. to be
held on            , 2000 and at any adjournments or postponements thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, as follows. The Board of Directors recommends that you vote FOR the following proposals:

    1. To adopt the merger agreement among Voyager, CoreComm Limited and CoreComm Group Sub I, Inc., a newly-formed wholly-owned subsidiary of CoreComm Limited, pursuant to which CoreComm Group Sub I, Inc. will merge with and into Voyager, with Voyager continuing as the surviving corporation and as a wholly-owned subsidiary of CoreComm Limited.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

    2. In their discretion to act upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

The undersigned stockholder may revoke this proxy at any time before the votes are cast by delivering to the Secretary of Voyager either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement and Prospectus.

Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

    THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE FOR APPROVAL OF EACH OF THE STATED PROPOSALS AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER RELATED TO THE PROPOSALS THAT MAY PROPERLY COME BEFORE THE FIRST PART OF THE SPECIAL MEETING.

    The undersigned hereby acknowledges notification of the Special Meeting and
receipt of the proxy statement dated               , 2000, relating to the
special meeting.

                                          --------------------------------------
                                                        Signature

                                          --------------------------------------
                                                        Signature

                                          Dated                           , 2000
                                          In case of joint owners, each joint
                                          owner must sign, if signing for a
                                          corporation or partnership or as
                                          agent, attorney or fiduciary, indicate
                                          the capacity in which you are signing.

        PLEASE MARK, DATE, AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                      AND RETURN IN THE ENCLOSED ENVELOPE.